NEWS – FOR IMMEDIATE RELEASE

ARGAN, INC. ANNOUNCES SECOND QUARTER RESULTS

September 13, 2007 – Rockville, MD- Argan, Inc. (Amex: AGX) today announced financial results for the second quarter and six months ended July 31, 2007.

Net sales for the quarter were $53.1 million compared to $8.6 million for the three months ended July 31, 2006. Gemma Power Systems, acquired in December 2006, contributed $45.6 million in revenues for the quarter ended July 31, 2007. Revenue for the quarter ended July 31, 2007 at Southern Maryland Cable (SMC) declined to $2.5 million from $3.3 million in the same quarter last year and revenue at Vitarich Laboratories, Inc. (VLI) decreased to $5.0 million from $5.2 million. Net income for the quarter ended July 31, 2007 was $1.3 million, or $0.12 per fully diluted share based on 11,196,000 fully diluted shares outstanding, compared to a net loss of $155,000, or $0.03 per fully diluted share based on 4,549,000 fully diluted shares outstanding in the second quarter of last year.

Net sales for the six months ended July 31, 2007 were $103.6 million compared to $17.5 million for the six months ended July 31, 2006. Gemma Power Systems, acquired in December 2006, contributed $88.6 million in revenues for the first six months ended July 31, 2007. Revenue for the six months ended July 31, 2007 at SMC declined to $4.6 million from $6.5 million in the six months ended July 31, 2006 and revenue at VLI decreased to $10 million from $11 million. Net loss for the six months ended July 31, 2007 was $681,000, or $0.06 per fully diluted share based on 11,196,000 fully diluted shares outstanding, compared to a net loss of $173,000, or $0.04 per fully diluted share based on 4,179,000 shares outstanding in the six months ended July 31, 2006.

The Company believes that the Non-GAAP Measurement of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) provides investors with a valuable supplemental measure of our operating performance. EBITDA for the second quarter ended July 31, 2007 was $4.8 million compared to $727,000 for the comparable quarter last year. EBITDA for the first six months ended July 31 2007 was $4.4 million compared to EBITDA of $1.5 million in the first six months of the last fiscal year.

Cash and cash equivalents at July 31, 2007 increased to $49.1 million from $161,000 at July 31, 2006.

Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Demand at Gemma continued to be very strong and our backlog at July 31 was $205 million compared to $171 million at January 31, 2007. With 86% of our revenues in the quarter coming from Gemma, we are very well positioned to continue to benefit from the increasing demand for energy power plants. Furthermore, we made progress driving improved performance at both our SMC and VLI subsidiaries compared to the first quarter of this fiscal year. ”

Mr. Bosselmann continued, “During the quarter, we continued to experience an unexpected increase in costs related to one of our Gemma contracts. This contract has resulted in an expected loss of $8.2 million as of July 31, 2007. At this point, the project is 99% complete.”

About Argan
Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann/Arthur Trudel	John Nesbett/Jennifer Belodeau
301.315.0027	Institutional Marketing Services (IMS)
203.972.9200

Tables To Follow

ARGAN, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2007	2006	2007	2006
Net sales
Power industry services	$45,599,000	$-	$88,953,000	$-
Nutraceutical products	5,036,000	5,211,000	9,985,000	11,040,000
Telecom infrastructure services	2,502,000	3,349,000	4,631,000	6,482,000
Net Sales	53,137,000	8,560,000	103,569,000	17,522,000
Cost of sales
Power industry services	40,590,000	-	83,835,000	-
Nutraceutical products	4,122,000	3,940,000	8,288,000	8,326,000
Telecom infrastructure services	1,858,000	2,678,000	3,701,000	5,001,000
Gross profit	6,567,000	1,942,000	7,745,000	4,195,000

Selling, general and administrative expenses	4,773,000	1,944,000	9,334,000	3,920,000
Income (loss) from operations	1,794,000	(2,000)	(1,589,000)	275,000

Interest expense and amortization of subordinated debt issuance costs	181,000	216,000	385,000	477,000
Interest Income	(653,000)	(1,000)	(1,286,000)	(3,000)
Income (loss) from operations before income taxes	2,266,000	(217,000)	(688,000)	(199,000)
Income tax (expense) benefit	(932,000)	62,000	7,000	26,000
Net income (loss)	$1,334,000	$(155,000)	$(681,000)	$(173,000)

Earnings per share:
Basic earnings per share	$0.12	$(0.03)	$(0.06)	$(0.04)
Diluted earnings per share	$0.12	$(0.03)	$(0.06)	$(0.04)
Weighted average number of shares:
Basic	11,094,000	4,549,000	11,094,000	4,179,000
Diluted	11,196,000	4,549,000	11,094,000	4,179,000

Reconciliation to EBITDA
	Three months ended July 31,		Six months ended July 31,
	2007	2006	2007	2006
Net income (loss)	$1,334,000	$(155,000)	$(681,000)	$(173,000)
Interest expense and amortization of subordinated debt issuance costs	181,000	216,000	385,000	477,000
Tax expense (benefit)	932,000	(62,000)	(7,000)	(26,000)
Depreciation and amortization	320,000	399,000	644,000	518,000
Amortization of intangible assets	2,025,000	329,000	4,089,000	660,000
EBITDA	$4,792,000	$727,000	$4,430,000	$1,456,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that EBITDA provides additional insight for analysts and investors in evaluating the Company's financial and operational performance and in assisting investors in comparing the Company's financial performance to those of other companies in the Company's industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

ARGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31, 2007	January 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,140,000	$25,393,000
Accounts receivable, net of allowance for doubtful accounts of $88,000 at 7/31/07 and $137,000 at 1/31/2007	30,397,000	23,030,000
Receivable from affiliated entity	-	155,000
Investments available for sale	-	2,283,000
Escrowed cash	15,034,000	15,031,000
Estimated earnings in excess of billings	3,919,000	12,003,000
Current deferred tax asset	435,000	-
Inventories, net of reserves of $143,000 at 07/31/2007 and $104,000 at 01/31/2007	2,442,000	2,387,000
Prepaid expenses and other current assets	1,512,000	643,000
TOTAL CURRENT ASSETS	102,879,000	80,925,000
Property and equipment, net of accumulated depreciation of $2,922,000 at 7/31/2007 and $2,379,000 at 1/31/2007	2,887,000	3,250,000
Other assets	235,000	313,000
Goodwill	23,981,000	23,981,000
Other intangible assets, net	8,572,000	12,661,000
TOTAL ASSETS	$138,554,000	$121,130,000
LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES:
Accounts payable	$33,020,000	$44,248,000
Due to affiliates	-	7,000
Accrued expenses	6,794,000	5,873,000
Estimated loss on uncompleted contracts	74,000	-
Billings in excess of cost and earnings	46,223,000	15,705,000
Current portion of long-term debt	2,584,000	2,586,000
TOTAL CURRENT LIABILITIES	88,695,000	68,419,000
Deferred income tax liability	495,000	1,471,000
Other liabilities	21,000	14,000
Long-term debt	5,423,000	6,715,000
TOTAL LIABILITIES	94,634,000	76,619,000
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 11,097,245 shares issued and 11,094,012 shares outstanding at 7/31/2007 and 1/31/2007	1,664,000	1,664,000
Warrants outstanding	849,000	849,000
Additional paid-in capital	57,285,000	57,190,000
Accumulated other comprehensive loss	(13,000)	(8,000)
Accumulated deficit	(15,832,000)	(15,151,000)
Treasury stock at cost; 3,233 shares at 7/31/2007 and 1/31/2007	(33,000)	(33,000)
TOTAL STOCKHOLDERS' EQUITY	43,920,000	44,511,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$138,554,000	$121,130,000